Exhibit 10.1

488 Madison Avenue
New York, New York 10022

November 8, 2018

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

Second Amendment dated as of November 8, 2018 to Loan and Security Agreement dated as of November 8, 2017 (this “Amendment”) is entered into among KushCo Holdings, Inc. (formerly known as Kush Bottles, Inc.), Kim International Corporation (individually and collectively “Borrowers”) and Gerber Finance Inc. (“Lender”).

BACKGROUND

Borrowers and Lender are parties to a Loan and Security Agreement dated as of November 6, 2017 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”) pursuant to which Lender provides financial accommodations to Borrower.

Borrower and Lender have agreed to amend the Loan Agreement on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)               The following defined terms in Section 1.1 are replaced in their entirety to read as below:

“Inventory Availability” means (a) after receipt of all Landlord Waivers in a form and substance satisfactory to Lender, the amount of Revolving Credit Advances against Eligible Inventory Lender may from time to time make available to Borrowers up to the lesser of (i) up to twenty five (25%) of the value of Borrowers’ Eligible Inventory (calculated on the basis of the lower of cost or market, on a first in first out basis) (or) (ii) up to fifty percent (50%) of Accounts Availability and (b) after receipt of all landlord waivers in a form and substance satisfactory to Lender and Lender confirming that the inventory system is perpetual and reporting satisfactory to Lender, the amount of Revolving Credit Advances against Eligible Inventory Lender may from time to time make available to Borrowers up to the lesser of (i) up to forty percent (40%) of the value of Borrower’s Eligible Inventory (calculated on the basis of the lower of cost or market, on a first in first out basis) (or) (ii) up to fifty percent (50%) of Accounts Availability

“Maximum Revolving Amount” means EIGHT MILLION DOLLARS ($8,000,000).

“Minimum Average Monthly Loan Amount” means $0.

(b)               The following defined term is inserted in the appropriate alphabetical order of Section 1.1 of the Loan and Security Agreement to provide as follows:

“Special Availability” means (a) up to 25% of Eligible Inventory commencing on the date hereof and ending upon the earlier of (i) receipt of the landlord waivers in a form and substance satisfactory to Lender (collectively, “Landlord Waivers”) or (ii) October 31, 2018 and (b) $0 at all times thereafter.

(c)               Section 5.1 (b) is amended to include the following as 5.1(b)(viii):

“Special Availability Fee. Borrower shall pay Lender a fee equal to one- and one-half percent (1.5%) of the Special Availability.

(d)               Lender hereby agrees to provide Revolving Credit Advances in excess of the Borrowing Base and Special Availability (an “Overadvance”) up to $820,000 through October 31, 2018.

2.                  Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent, each in a manner and pursuant to agreement form and substances satisfactory to Lender:

(a)               Lender shall have received this Amendment duly executed on behalf of Borrower;

(b)               Lender shall have received the Note Attached to this Amendment as Exhibit A duly executed on behalf of Borrower.

(c)               Borrower shall provide a Borrowing Base as of November 1, 2018 by November 5, 2018.

(d)              Lender shall have received a fee in the amount of $43,839.74 which may be charged to Borrower’s loan account as a Revolving Credit Advance.

3.                  Representations and Warranties. Borrower hereby represents and warrants as follows:

(a)               This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b)               Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c)               No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d)               Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

4.                  Effect on the Loan Agreement.

(a)               Upon the effectiveness of Section 2 hereof, each referen

ce in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b)               Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other Credit Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

KUSHCO HOLDINGS, INC.		KIM INTERNATIONAL CORPORATION

By:	/s/ Nick Kovacevich	By:	/s/ James McCormick
Name:	Nick Kovacevich	Name:	James McCormick
Title:	CEO	Title:	CFO
Date:	11/9/2018	Date:	11/9/2018

GERBER FINANCE INC.

By:	/s/ Jennifer Palmer
Name:	Jennifer Palmer
Title:	President
Date:	November 8, 2018

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

$8,000,000.00	November 8, 2018

This Amended and Restated Promissory Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement dated as of November 6, 2017 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”) by and among KushCo Holdings, Inc. (formerly known as Kush Bottles Inc.), a Nevada corporation, and Kim International Corporation, a California corporation (“Borrower”, individually, “Initial Borrower” and, collectively, if more than one, the “Initial Borrowers”), and together with each other Person which, on or subsequent to the Closing Date, agrees in writing to become a “Borrower” under the Loan Agreement, herein called, individually, a “Borrower” and, collectively, the “Borrowers,” and pending the inclusion by written agreement of any other such Person, besides each Initial Borrower, as a “Borrower” hereunder, all references herein to “Borrowers,” “each Borrower,” the “applicable Borrower,” “such Borrower” or any similar variations thereof (whether singular or plural) shall all mean and refer to the Initial Borrower or each one of them collectively) and Gerber Finance Inc. (“Lender”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

FOR VALUE RECEIVED, Borrowers, jointly and severally, promise to pay to the order of Lender at its offices located at 488 Madison Avenue, New York, New York 10022 or at such other place as the holder hereof may from time to time designate to Borrower in writing:

(A)             the principal sum of EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00), or if different from such amount, the unpaid principal balance of Loans as may be due and owing from time to time under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement, or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(B)              interest on the principal amount of this Note from time to time outstanding, payable at the applicable interest rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the applicable Default Rate. In no event, however, shall interest hereunder exceed the maximum interest rate permitted by law.

This Note is the Note referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Credit Documents, is entitled to the benefits of the Loan Agreement and the other Credit Documents, and is subject to all of the agreements, terms and conditions therein contained.

This Note may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 12.1(f) of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the other Credit Documents which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

To the fullest extent permitted by applicable law, each Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Agreement, this Note or any other Credit Documents; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws

Each Borrower acknowledges that this Note is executed as part of a commercial transaction and that the proceeds of this Note will not be used for any personal or consumer purpose.

“This Note amends and restates and is given in substitution for (but not in satisfaction of) that certain $2,000,000 Promissory Note dated as of November 6, 2017 executed by Borrower in favor of Lender and the $4,000,000 Promissory Note dated as of March 8, 2018.”

Each Borrower agrees to pay to Lender all fees and expenses described in the Loan Agreement and the other Credit Documents.

KUSHCO HOLDINGS, INC.

By:	/s/ Nick Kovacevich
	Name:	Nick Kovacevich
	Title:	CEO

KIM INTERNATIONAL CORPORATION

By:	/s/ James McCormick
	Name:	James McCormick
	Title:	CFO

STATE OF ________________	)
: ss.:
COUNTY OF _____________	)

On the ____ day of November, 2018 before me personally came ____________, to me known, who being by me duly sworn, did depose and say that he is the ____________ of KushCo Holdings, Inc., the entity described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto on behalf of said entity.

(see attached)
Notary Public

STATE OF ________________	)
: ss.:
COUNTY OF _____________	)

On the ____ day of November, 2018, before me personally came ____________, to me known, who being by me duly sworn, did depose and say that he is the ____________ of Kim International Corporation, the entity described in and which executed the foregoing instrument; and that he was authorized to sign his name thereto on behalf of said entity

(see attached)
Notary Public